UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC		29302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Resignation of Executive Officer; Appointment of Executive Officer

On February 19, 2013, Exopack Holding Corp. (the “Company”) announced the appointment of Jack E. Knott as Chief Executive Officer and Michael E. Alger as Chief Financial Officer of the Company, effective March 1, 2013. The Company’s Chief Executive Officer position has been vacant since August 13, 2012. During this vacancy period, Mr. Knott has served as Executive Chairman of the Company’s Board of Directors. Duane Owens has served as the Company’s Interim Chief Financial Officer since August 14, 2012 while also serving as the Company’s Treasurer and Director of Investor Relations. Mr. Owens will continue to fulfill his responsibilities as Treasurer and Director of Investor Relations of the Company.

Jack E. Knott

Mr. Knott, age 58, has served as a Managing Director of Sun Capital Partners, Inc. (“Sun Capital”) since September 2011. As a Managing Director at Sun Capital, Mr. Knott’s duties included oversight of the majority of Sun Capital’s affiliated packaging portfolio companies. Mr. Knott currently serves as the Executive Chairman of the Company’s Board of Directors. Mr. Knott was named the Company’s Executive Chairman and Chief Executive Officer in October 2005 and resigned from the position of Chief Executive Officer effective September 1, 2011 before joining Sun Capital. From August 2003 until joining the Company, Mr. Knott served as a manager of Ronin Partners, LLC. From 1997 to August 2003, Mr. Knott served in various executive positions at Huntsman Packaging Corp. and as the Chief Executive Officer of Pliant Corporation, its successor. Mr. Knott has over 30 years of experience in the packaging industry, including serving in numerous senior management positions, including Chairman of the Flexible Packaging Association, President of Rexene Products and President of CT Films, among other positions. As of the date of this Current Report on Form 8-K, Mr. Knott does not hold a directorship with any reporting company other than the Company. Mr. Knott has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company.

Mr. Knott will receive an annual base salary of $800,000, paid on a monthly basis. Mr. Knott is eligible for a target incentive bonus of 55% of his base salary based on the earnings performance of the Company with a maximum bonus of up to 200% of his target bonus. The Company has also agreed to pay certain relocation costs of Mr. Knott in an amount not to exceed $250,000. After March 1, 2013, Mr. Knott will be granted options to purchase up to 15,000 non-voting common shares of CPG Finance, Inc. (“CPG Finance”), the parent company of Exopack Key Holdings (the sole stockholder of the Company) under a stock-based compensation plan (the “Option Plan”). Under the Option Plan, Mr. Knott’s options will have a term of no longer than ten years and vest ratably over a five year period.

In connection with the Company’s appointment of Mr. Knott as Chief Executive Officer, the Company, CPG Finance and Mr. Knott entered into a separation benefit agreement on February 13, 2013 (the “Knott Separation Benefit Agreement”). The Knott Separation Benefit Agreement is similar in content to separation benefit agreements currently in place with other executive officers of the Company. The Knott Separation Benefit Agreement provides that, in the event Mr. Knott is terminated without cause or resigns for designated reasons, Mr. Knott will be entitled to continued medical and dental insurance coverage for one year, payment of his then-existing base salary for one year and an amount equal to the pro-rated bonus that Mr. Knott would have earned for such period of time prior to his separation from the Company. The Knott Separation Benefit Agreement requires Mr. Knott to abide by certain non-competition and non-solicitation covenants, and any payments to which Mr. Knott is entitled under the Knott Separation Benefit Agreement will be conditioned upon Mr. Knott’s compliance with such covenants.

As part of Mr. Knott’s appointment as Chief Executive Officer of the Company, Mr. Knott, the Company and CPG Finance amended the Option Grant Agreement, dated December 12, 2005 and as previously amended on April 13, 2007 and August 10, 2011, between CPG Finance and Mr. Knott. The Amendment to Option Grant Agreement, dated February 13, 2013, between CPG Finance and Mr. Knott (the “Amendment to Option Grant Agreement), provides that the option grant may only be exercised upon the earliest to occur of the following: (a) July 14, 2015; (b) the date of the consummation of a change in control of CPG Finance; or (c) the date on which Mr. Knott’s employment with CPG Finance terminates; provided that if such termination of employment is not voluntary or due to death or disability, then any portion of the option grant may also be exercised on any date within 30 days following the date on which Mr. Knott’s employment with CPG Finance terminates.

Copies of the Knott Separation Benefit Agreement and the Amendment to Option Grant Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the terms set forth in the Knott Separation Benefit Agreement and the Amendment to Option Grant Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these exhibits.

Michael E. Alger

Mr. Alger, age 56, has been employed by Sun Capital since October 2007, and currently serves as a Group CFO at Sun Capital. Mr. Alger was elected to the Company’s Board of Directors in October 2007 and currently serves as the Chairman of the Company’s Audit Committee. Mr. Alger has over 30 years of experience in senior finance and operations management roles. Mr. Alger also served as a director of Accuride Corporation from August 2009 to February 2010 and as a director of Real Mex Restaurants, Inc. from February 2008 to November 2008 and from April 2010 to October 2010. Prior to joining Sun Capital, Mr. Alger also served as the Chief Financial Officer for Indalex Aluminum Solutions from 2000 to 2007. Mr. Alger also served as a director of Indalex Aluminum

Solutions from February 2006 to March 2009. Prior to Indalex Aluminum Solutions, he served as Vice President of Finance for Favorite Brands, a large multi-brand confection company, and as Chief Financial Officer for Jel Sert and Olds Products, both food companies, from 1993 through 1998. Prior to that, he held a number of senior finance positions with Kraft General Foods and Baxter International. He started his professional career as an auditor for PricewaterhouseCoopers LLP. Mr. Alger also serves as a director for several private companies. As of the date of this Current Report on Form 8-K, Mr. Alger does not hold a directorship with any reporting company other than the Company. Mr. Alger has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company.

Mr. Alger will receive an annual base salary of $450,000, paid on a monthly basis. Mr. Alger is eligible for a target incentive bonus of 50% of his base salary based on the earnings performance of the Company with a maximum bonus of up to 200% of his target bonus. The Company has also agreed to pay certain relocation costs of Mr. Alger in an amount not to exceed $250,000. After March 1, 2013, Mr. Alger will be granted options to purchase up to 5,000 non-voting common shares of CPG Finance under the Option Plan. Under the Option Plan, Mr. Alger’s options will have a term of no longer than ten years and vest ratably over a five year period.

In connection with the Company’s appointment of Mr. Alger as Chief Financial Officer, the Company, CPG Finance and Mr. Alger entered into a separation benefit agreement on February 13, 2013 (the “Alger Separation Benefit Agreement”). The Alger Separation Benefit Agreement is similar in content to separation benefit agreements currently in place with other executive officers of the Company. The Alger Separation Benefit Agreement provides that, in the event Mr. Alger is terminated without cause or resigns for designated reasons, Mr. Alger will be entitled to continued medical and dental insurance coverage for one year, payment of his then-existing base salary for one year and an amount equal to the pro-rated bonus that Mr. Alger would have earned for such period of time prior to his separation from the Company. The Alger Separation Benefit Agreement requires Mr. Alger to abide by certain non-competition and non-solicitation covenants, and any payments to which Mr. Alger is entitled under the Alger Separation Benefit Agreement will be conditioned upon Mr. Alger’s compliance with such covenants.

A copy of the Alger Separation Benefit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The foregoing is only a brief description of the terms set forth in the Alger Separation Benefit Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and such description is qualified in its entirety by reference to the exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: February 19, 2013	By:	/s/ Duane Owens
Name: Duane Owens
Title: Interim Chief Financial Officer, Treasurer and Director of Investor Relations

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Benefit Agreement, dated as of February 13, 2013, among Exopack, LLC, CPG Finance, Inc. and Jack E. Knott

10.2	Amendment to Option Grant Agreement, dated February 13, 2013, between CPG Finance, Inc. and Jack E. Knott

10.3	Separation Benefit Agreement, dated as of February 13, 2013, among Exopack, LLC, CPG Finance, Inc. and Michael E. Alger